UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 7, 2019

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA		70433
(Address of Principal Executive Offices)		(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 7, 2019, Hornbeck Offshore Services, Inc. (the “Company”) announced the closing of $111,884,650 in second-lien term loans due 2025 dated as of February 7, 2019 by and among the Company, as Parent Borrower, Hornbeck Offshore Services, LLC, or HOS, as Co-Borrower, certain exchanging holders of the Company’s outstanding 5.875% senior notes due 2020 (the “2020 Senior Notes”), and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent for the lenders (the “Second Lien Term Loans”). The Second Lien Term Loans were issued in exchange for $131,629,000 of 2020 Senior Notes. The Second Lien Term Loans are guaranteed by the Parent Borrower’s significant domestic subsidiaries other than HOS and contain customary representations and warranties, covenants and events of default.

The Second Lien Term Loans are collateralized by a second-priority interest in 48 domestic high-spec OSVs and MPSVs (including two pending MPSV newbuilds) and seven foreign high-spec OSVs, and associated personalty, as well as by certain deposit and securities accounts. Subject to the foregoing and certain limitations, the Company’s other assets that do not arise from, are not required for use in connection with, and are not necessary for, the operation of mortgaged vessels are unencumbered by liens, including ten low-spec domestic OSVs and eleven foreign-flagged vessels.

Borrowings under the Second Lien Term Loans accrue interest at a fixed rate of 9.50% per annum. The Second Lien Term Loans may be prepaid (i) at 100% of the principal amount repaid if such repayment occurs on or prior to August 7, 2019; (ii) at 101% of the principal amount repaid if such repayment occurs after August 7, 2019 but on or prior to August 7, 2020 and (iii) at 100% of the principal amount repaid if such repayment occurs after August 7, 2020.

The foregoing is a summary only, is not necessarily complete, and is qualified by the full text of the Second Lien Term Loan Agreement, the Second Lien Guaranty and Collateral Agreement and the Second Lien Intercreditor Agreement filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Second Lien Term Loan Agreement dated as of February 7, 2019 by and among the Company, as Parent Borrower, Hornbeck Offshore Services, LLC, as Co-Borrower, Wilmington Trust, National Association, as Administrative Agent, Wilmington Trust, National Association, as Collateral Agent, and the lenders party thereto.

10.2	Second Lien Guaranty and Collateral Agreement dated as of February 7, 2019 by and among the Company, as Parent Borrower, Hornbeck Offshore Services, LLC, as Co-Borrower, Wilmington Trust National Association, as Collateral Agent, and the obligors signatory thereto.

10.3	Second Lien Intercreditor Agreement dated as of February 7, 2019 by and among the Company, as Parent Borrower, Hornbeck Offshore Services, LLC, as Co-Borrower, Wilmington Trust, National Association, in various capacities, and the grantors party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: February 8, 2019	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

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